UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 15, 2009

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 9, 2009, Renhuang Pharmaceuticals, Inc. (the “Company” or “we”) dismissed Schwartz Levitsky Feldman, LLP (“Schwartz”) as our principal independent accountant. Schwartz issued an Independent Auditor’s Report on the financial statements of the Company for the fiscal year ended October 31, 2007 and the six months ended October 31, 2006. Schwartz also reviewed the interim financial statements of the Company’s indirect wholly-owned subsidiary, Harbin Renhuang Pharmaceutical Stock Co., Ltd, a company incorporated in the People’s Republic of China, for the six months ended April 30, 2006.

During the fiscal year ended October 31, 2007 and six months ended October 31, 2006, and through January 9, 2009, (i) there were no disagreements between the Company and Schwartz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Schwartz would have caused Schwartz to make reference to the matter in its reports on the Company’s financial statements, and (ii) Schwartz’s reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. During the fiscal year ended October 31, 2007 and six months ended October 31, 2006 and through January 9, 2009, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On January 9, 2009, the Board of Directors appointed Moore Stephens, P.C. as the principal independent accountant.  The Company’s Board of Directors participated in and approved the decision to change principal independent accountant.

On January 12, 2009, we provided Schwartz with a copy of this Form 8-K, and requested that Schwartz furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We received such letter on January 14, 2009. A copy of such letter, dated January 14, 2009 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter of Schwartz Levitsky Feldman, LLP, dated January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2009	Renhuang Pharmaceuticals, Inc.,
a Nevada corporation

/s/ Shaoming Li
By: Shaoming Li
Its: Chief Executive Officer